SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant /X/

Filed by a Party other than the Registrant / /

Check the appropriate box:
/ / Preliminary Proxy Statement
/ / Confidential, for Use of the Commission Only
     (as permitted by Rule 14a-6(e)(2))
/X/ Definitive Proxy Statement
/ / Definitive Additional  Materials
/ / Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

- ------------------------------------------------------------------------------
                              Valley Systems, Inc.
- ------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):
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     14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

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
                                       1


                              VALLEY SYSTEMS, INC.

                               Canal Fulton, Ohio
                               ------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                   to be held

                                November 4, 1996

To the Stockholders:

         The Annual Meeting of Stockholders of Valley Systems, Inc., a Delaware corporation (Company), will be held at the Atlanta Airport Marriott, 4711 Best Road, College Park, Georgia, on Monday, November 4, 1996, at 8:00 A.M., for the purpose of considering and acting upon the following:

     1.   The election of two directors to the Board of Directors;

     2. The approval of the appointment of Coopers & Lybrand L.L.P. as independent auditors to audit the financial statements of the Company and its subsidiaries for fiscal year 1997; and

     3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         The Board of Directors has fixed the close of business on October 4, 1996 as the record date for determination of stockholders of the Company entitled to receive notice of and to vote at the Annual Meeting or any adjournments thereof.

                                              By Order of the Board of Directors

                                              \s\ Dennis D. Sheets
                                               Secretary
Canal Fulton, Ohio
October 4, 1996

                             YOUR VOTE IS IMPORTANT
         Whether you expect to attend the meeting or not, please date, sign, complete, and return the accompanying proxy in the enclosed self addressed envelope as promptly as possible.

                              VALLEY SYSTEMS, INC.
                            11580 Lafayette Drive, NW
                            Canal Fulton, Ohio 44614

                                 PROXY STATEMENT

                   GENERAL INFORMATION CONCERNING SOLICITATION

         This proxy statement is furnished in connection with the solicitation of proxies by and on behalf of the Board of Directors of Valley Systems, Inc. (Company), for its Annual Meeting of Stockholders (Meeting) to be held on the 4th day of November, 1996, or any adjournments thereof. Shares cannot be voted at the meeting unless their owner is present in person or represented by proxy. On or about October 4, 1996, copies of this proxy statement and the accompanying form of proxy shall be mailed to the stockholders of record of the Company as of October 4, 1996, accompanied by a copy of the Annual Report on Form 10-K of the Company containing financial statements as of and for the fiscal year ended June 30, 1996. The principal executive offices of the Company are located at the address indicated above.

         If a proxy is properly executed and returned, the shares represented thereby will be voted in accordance with the specifications made, or if no specification is made, the shares will be voted to approve each proposal and to elect each nominee for director identified on the Proxy. A stockholder may, without affecting any vote previously taken, revoke a proxy previously given by a later proxy received by the Company, or by giving notice to the Secretary of the Company either in writing or at the Meeting.

         All expenses in connection with the solicitation of proxies, including the cost of preparing, handling, printing and mailing the Notice of Annual Meeting, Proxies and Proxy Statements will be borne by the Company. Directors, officers and regular employees of the Company, who will receive no additional compensation therefor, may solicit proxies by telephone or personal call, the cost of which will be nominal and will be borne by the Company. In addition, the Company will reimburse brokerage houses and other institutions and fiduciaries for their expenses in forwarding proxies and proxy soliciting material to their principals.

         At the close of business on October 4, 1996, there were outstanding 8,512,073 shares of Common Stock of the Company (Common Stock) and 55,000 shares of Series C Preferred Stock (Preferred Stock), which constituted all of the voting securities of the Company. Each stockholder is entitled to cast one vote for each share of Common Stock and each share of Preferred Stock held by him or her who is present at the Meeting either in person or by proxy. Only holders of record of the outstanding shares of the Common Stock and Preferred Stock at the close of business on October 4, 1996 will be entitled to receive notice of and to vote at the Meeting.


                    BENEFICIAL OWNERSHIP OF VOTING SECURITIES

         The following table sets forth certain information as of August 31, 1996 with respect to the beneficial ownership of the Common Stock and Preferred Stock of the Company by each beneficial owner of more than 5% of the outstanding shares of each class. In addition, this table includes the outstanding voting securities beneficially owned by the executive officers listed in the Summary Compensation Table, Directors and Director nominees, and the number of shares owned by Directors and executive officers as a group. Unless otherwise indicated, the owners have sole voting and investment power with respect to their respective shares.


Name and Address                               Number of Shares   Percentage of
of Beneficial Owner           Position        Beneficially Owned    Class Owned
- -------------------           --------        ------------------    -----------
COMMON STOCK:
Rollins Investment Fund (1) . Stockholder           7,896,027             72.1%
R. Randall Rollins (1) ...... Stockholder           7,896,027             72.1%
Gary W. Rollins (1) ......... Stockholder           7,896,027             72.1%
Ed Strickland (4) ........... President/CEO           105,000              1.0%
Dennis D. Sheets (4) ........ Vice President/CFO           (5)              (5)
Joe M. Young (1) ............ Director                  (5)(6)           (5)(6)
Allen O. Kinzer (4) ......... Director                     (5)              (5)
All officers and directors
 as a group (4 persons) .....                        8,043,227            73.5%
SERIES C PREFERRED STOCK:
Rollins Holding
  Company, Inc. (1)(7)        Stockholder               55,000           100.0%


     (1) Addresses are c/o Rollins Investment Fund, P.O. Box 647, Atlanta, Georgia 30301.

     (2) Includes 2,314,000 shares which are subject to outstanding warrants currently exercisable by Rollins Investment Fund (RIF). Does not include (a) 107,918 additional shares which Eugene R. Valentine is obligated to, but has not yet, delivered pursuant to the terms of his June 1992 Agreement with RIF; and (b) 262,805 shares which Nicholas J. Pace is obligated to deliver pursuant to the terms of his June 1992 Agreement with RIF.

     (3) RIF beneficially owns an aggregate 7,896,027 shares (including the 2,314,000 shares subject to outstanding warrants currently exercisable by RIF) of the Company's Common Stock with respect to which RIF has sole voting and dispositive power. Given his respective interest in RIF as a general partner thereof, as co-executor of the Estate of O. Wayne Rollins (Estate) (with the power to control the Estate in its entirety), and as sole trustee of five trusts of which his five children are beneficiaries, R. Randall Rollins has shared voting and dispositive power with respect to the entire 7,896,027 shares held by RIF. Given his respective interest in RIF as a general partner thereof, as co-executor of the Estate (with the power to control the Estate in its entirety), and as sole trustee of four trusts of which his four children are beneficiaries, Gary W. Rollins has shared voting and dispositive power with respect to the entire 7,896,027 shares held by RIF. Given each individual's ability to influence the disposition of all of RIF's holdings, they have deemed it appropriate to report beneficial ownership on a shared basis for the entire number of shares held by RIF.

     (4) Addresses are c/o Valley Systems, Inc., P.O. Box 603, Canal Fulton, Ohio, 44614.

     (5)  Owns less than 1% of the Company's Common Stock.

     (6) Joe M. Young, presently a director of the Company, and a nominee for director of the Company, is General Manager of RIF and was appointed to the Board of Directors of the Company pursuant to a right guaranteed to RIF in connection with its purchase of Common Stock of the Company in December 1991. Mr. Young disclaims beneficial ownership of the shares held by RIF, although due to his affiliation with RIF, and RIF's right to name a director of the Company, those shares are included in the total reported for all officers and directors as a group.

     (7)  Rollins Holding Company, Inc. is an affiliate of RIF.

                              ELECTION OF DIRECTORS

         At the Meeting, it is intended to elect a Board of two Directors, each to hold office until the next Annual Meeting of Stockholders or until their respective successors are elected and qualified. The nominees are presently serving as Directors of the Company. Each of the nominees listed below consented to serve as a Director if elected. Unless authority to vote for one or more nominees is withheld, it is intended that shares represented by proxies in the accompanying form will be voted for the election of the following nominees.

         The following table is based in part on information received from the respective nominees and in part on the records of the Company and sets forth certain information regarding each nominee as of August 31, 1996.

                       DIRECTOR
NAME              AGE   SINCE      PRINCIPAL OCCUPATION DURING LAST FIVE YEARS
- ----              ---   -----      -------------------------------------------

Allen O. Kinzer   55    1991    President of BMW Manufacturing  Corp.; formerly
                                Senior Vice President and Plant Manager of the
                                Engine Division of Honda of America Mfg., Inc.

Joe M. Young      67    1992    General Manager of Rollins Investment Fund.

       The Board of Directors of the Company recommends that stockholders vote IN FAVOR OF both nominees for Director.


                      COMMITTEES AND MEETINGS OF THE BOARD

         At present, the Board of Directors has provided for three committees, the Audit Committee, the Stock Option Committee, and the Compensation Committee. However, the Board as a whole now performs the functions of these three committees. The function of the Audit Committee includes the recommendation of the independent auditors to be engaged to audit the Company's financial statements, and also generally monitoring the audit of the Company's financial statements. The function of the Stock Option Committee includes responsibility for the granting of stock options under all of the Company's employee stock option plans that may exist and be in effect from time to time. The function of the Compensation Committee includes the setting of the compensation levels for the Company's officers. During the fiscal year ended June 30, 1996, the Board of Directors met four times, including actions taken by unanimous written consent of the directors. All of the Company's current Directors attended 100% of the meetings of the Board during fiscal year 1996.

         Each non-employee Director receives $1,000 for each Board meeting actually attended, plus reimbursement for actual expenses of such attendance. Messrs. Kinzer and Young have received options to purchase 20,000 and 30,000 shares of Common Stock, respectively. The options were granted on October 5, 1994 at an exercise price of $1.50 per share, market value on that date. The options are exercisable as to 20% of the total on or after each of the first five anniversary dates of the grants, and terminate on the tenth anniversary of the grants. The options are fully vested and exercisable upon a change in control of the Company.

                       VOTING PROCEDURES AND VOTE REQUIRED

         The Board of Directors of the Company will select an Inspector of the Election, to determine the eligibility of persons present at the Meeting to vote and to determine whether the name signed on each proxy card corresponds to the name of a stockholder of the Company. The Inspector shall also determine whether or not a quorum of the shares of the Company (consisting of a majority of the votes entitled to be cast at the Meeting) exists at the Meeting. A majority of the outstanding shares will constitute a quorum at the meeting. Abstentions and broker non-votes are counted for purposes of determining the presence or absence of a quorum for the transaction of business. If a quorum exists and a vote is taken at the meeting, the Inspector shall tabulate (a) the votes cast for or against each proposal and (b) the abstentions in respect of each proposal.

         In accordance with the Delaware General Corporation Law, the election of the nominees named herein as directors will require the affirmative vote of a plurality of the votes cast by the Common Stockholders and Series C Preferred Stockholders of the Company entitled to vote, voting together and not as separate classes, in the election provided that a quorum is present at the Meeting. In the case of a plurality vote requirement (as in the election of directors), where no particular percentage vote is required, the outcome is solely a matter of comparing the number of votes cast in favor of a proposal to the number of votes cast against the proposal, and hence only votes for or against the proposal (and not abstentions or broker non-votes) are relevant to the outcome.

                             EXECUTIVE COMPENSATION

         The following table sets forth information with respect to the Chief Executive Officer of the Company at June 30, 1996 and the other executive officer at the end of the 1996 fiscal year whose total compensation exceeded $100,000 for that year.

                           SUMMARY COMPENSATION TABLE

                            Annual Compensation   Long Term Compensation
                            -------------------   ----------------------
                                                    Awards     Payouts
                                                    ------     -------
                                                    Securities
                                          Other     Under-             All
                                          Annual    lying      LTIP    Other
Name and Principal         Salary  Bonus  Compens-  Options    Payouts Compens-
Position             Year    ($)    ($)   ation($)  /SARs(#)    ($)    ation($)
- --------             ----    ---    ---   --------  --------    ---    --------
Ed Strickland (1)    1996  40,000    -0-     -0-        -0-     -0-       -0-
President and Chief  1995  28,462    -0-     -0-    100,000     -0-       -0-
Executive Officer    1994     -0-    -0-     -0-        -0-     -0-       -0-

Dennis D. Sheets (2) 1996 107,885 10,000     -0-        -0-     -0-       -0-
Vice President and   1995  99,231  5,000     -0-     25,000     -0-       -0-
Chief Financial      1994  80,769    -0-  10,836        -0-     -0-       -0-
Officer

     (1) Mr. Strickland, age 49, was appointed President and Chief Executive Officer in October 1993. He is also an officer of LOR, Inc., which is owned by RIF, the majority owner of the Common Stock of the Company, and has held this position for the past five years. Mr. Strickland manages several other companies for LOR, Inc. He was not compensated by the Company during the 1994 fiscal year. The Company does not pay RIF or LOR, Inc. a management fee for his services.

     (2) Mr.Sheets, age 41, joined the Company in April 1993 as Controller. Previously, he served as Chief Financial Officer for Hyper Shoppes, Inc. Mr. Sheets was appointed Vice President, Treasurer, and Chief Financial Officer of the Company in July 1993, and Secretary in September 1994. Other Annual Compensation in the 1994 fiscal year consisted of gross-up payments for ta liabilities incurred by Mr. Sheets due to his relocation.

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

         There were no option/SAR grants made during the 1996 fiscal year to the named executives.


            AGGREGATED OPTIONS/SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTIONS/SAR VALUES

         There were no option/SAR exercises in the 1996 fiscal year. The following table summarizes the number and value of unexercised options/SAR's held by the named executives at June 30, 1996:

                                       Number of
                                       Securities          Value of
                                       Underlying          Unexercised
                                       Unexercised         In-the-Money
                 Shares                Options/SARs at     Options/SARs
                 Acquired    Value     Fiscal Year-end(#)  at Fiscal Year-End($)
                 on Exercise Realized  Exercisable (E)     Exercisable (E)
     Name           (#)        ($)     Unexercisable (U)   Unexercisable (U)
     ----           ---        ---     -----------------   -----------------
Ed Strickland       -0-        -0-         20,000 E                -0- E
                                           80,000 U                -0- U

Dennis D. Sheets    -0-        -0-          5,000 E                -0- E
                                           20,000 U                -0- U

                 LONG TERM INCENTIVE PLANS AND RETIREMENT PLANS

    The Company has never had any long term incentive plans or retirement plans.


       JOINT REPORT OF THE BOARD OF DIRECTORS AND STOCK OPTION COMMITTEE
                            ON EXECUTIVE COMPENSATION

         The functions of the Compensation Committee were performed by the Board of Directors throughout the 1996 fiscal year. The Company's overall executive compensation policy is as follows:

       o Attract and retain quality talent, which is critical to both the short term and long term success of the Company.

       o Create  a  mutuality  of  interest  between   executive   officers  and
         shareholders through compensation structures that share the rewards and risks of strategic decision-making.

         The Board has made subjective salary decisions in an annual review. This annual review considers the decision-making responsibilities of each position, the Company's revenues and net earnings, and the experience, work performance, and team-building skills of position incumbents. The Board subjectively views work performance and Company revenues and net earnings as the most important measurement factors. The remaining measurement factors, decision-making responsibilities, experience and team-building skills, are weighted equally.

         CEO Compensation - The Company's total compensation program for the CEO and the other executive officers is determined in accordance with the prior paragraph. Mr. Strickland was named CEO in October 1993. Previously, the position was vacant. Mr. Strickland was not compensated for his services by the

Company in Fiscal 1994. Beginning in October 1994, Mr. Strickland began drawing a nominal salary. In accordance with the above policy, the Board determined that the bulk of his compensation would be in the form of stock options, which were granted at market and vest over the next five years.

                                                       BOARD OF DIRECTORS

                                                       Joe M. Young, Member
                                                       Allen O. Kinzer, Member


                             STOCK PERFORMANCE GRAPH

         The following graph sets forth the cumulative stockholder return to the Company's stockholders during the five years ended June 30, 1996, as well as an overall stock market index (CRSP Total Return Index for The Nasdaq Stock Market:
US Companies) and the Company's peer group index (CRSP Total Return Index for The Nasdaq Stock Market: Non-Financial Stocks). The stock performance graph assumes $100 was invested on June 30, 1991.

                          [GRAPHIC OMITTED]

                                         CRSP Total Return Index for
                                           The Nasdaq Stock Market
                                           -----------------------
                      Valley
Date               Systems, Inc.    US Companies      Non-Financial Stocks
- ----               -------------    ------------      --------------------
June 30, 1991         $100              $100                   $100
June 30, 1992          352               120                    115
June 30, 1993           61               151                    143
June 30, 1994           35               153                    140
June 30, 1995           20               204                    192
June 30, 1996           20               261                    244

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         On December 16, 1991, the Company entered into a Securities Purchase Agreement with RIF pursuant to which the Company sold 358,000 shares of unregistered Common Stock to RIF at $14.00 per share, or a purchase price of $5,012,000 before related expenses. In addition, RIF received a warrant (RIF Warrant), exercisable at any time commencing December 16, 1992 and ending December 15, 1994, entitling RIF to purchase that number of shares of Company Common Stock as shall be determined by dividing $5,000,000 by 75% of the average closing prices of the Company's Common Stock, as reported on NASDAQ for the 10 consecutive days immediately prior to RIF's giving notice of intent to exercise the RIF Warrant. The RIF Warrant permitted the Company's Board of Directors to accelerate the commencement date of exercise of the RIF Warrant. On October 11, 1992, the Board of Directors of the Company agreed to permit the immediate exercise of the RIF Warrant.

         Under the Securities Purchase Agreement, RIF is entitled to certain registration rights in respect of their Company shares. RIF is also entitled to nominate one designee to serve on the Company's Board of Directors. Joe M. Young has been the RIF designee since December 1991.

         On June 12, 1992, RIF purchased from Eugene R. Valentine, then the Chairman and Chief Executive Officer of the Company and its principal stockholder (as to 273,000 shares) and Nicholas J. Pace, then the Chief Financial Officer and a Director (as to 50,000 shares) an aggregate of 323,000 shares of their Company Common Stock, for a purchase price of $18.60 per share, or an aggregate of $5,077,800 paid to Mr. Valentine and $930,000 paid to Mr. Pace. As a result of such purchases, RIF's ownership in Company Common Stock was increased to an aggregate of 681,000 shares or 19.4% of the Company's outstanding Common Stock.

         On November 9, 1992, RIF exercised the RIF Warrant and paid the Company an aggregate of $5,000,000 as a result thereof. Based upon 75% of the average closing prices of the Company's Common Stock, as reported on NASDAQ for the 10 consecutive days immediately prior to RIF's notice to exercise the RIF Warrant ($4.2625 per share), the exercise price of the RIF Warrant was $3.196875 per share. Accordingly, RIF received an additional 1,564,027 shares of Common Stock.

         As a result of the RIF Warrant exercise, RIF's ownership in the Company's Common Stock increased from an aggregate of 681,000 shares to an aggregate of 2,245,027 shares, and the number of shares of outstanding Company Common Stock increased from 3,555,976 shares of Common Stock to an aggregate of 5,120,000 shares of Common Stock.

         In connection with its June 12, 1992 purchase of 323,000 shares from Messrs. Valentine and Pace, RIF also acquired the right to have additional shares delivered to it by Messrs. Valentine and Pace (pro-rata as between them) if at any time or times prior to June 12, 1993, the Company were to sell more than 250,000 shares of its Common Stock at a per share purchase price of less than $20.00 per share. On November 16, 1992, Eugene and Cynthia Valentine (Valentines) acknowledged to RIF that, as a result of the exercise of the RIF Warrant and the sale of additional shares of Company Common Stock, under the terms of the June 12, 1992 stock purchase agreement (a) the Valentines and Nicholas J. Pace are obligated to deliver an aggregate of 1,697,723 of their Company shares to RIF, of which 1,434,918 shares are to be transferred by the Valentines; and (b) the Valentines authorized the transfer to RIF 1,327,000 shares of their Company Common Stock. Prior to such transfer, Mr. Valentine owned of record an aggregate of 1,627,000 shares of Common Stock, 300,000 of which shares were pledged by the Valentines to unaffiliated third parties, and the remaining 1,327,000 shares were pledged and delivered to RIF in October 1992 as collateral for a $2,500,000 demand loan previously made by RIF to Mr. Valentine.

         Under the terms of their June 12, 1992 agreement with RIF, Messrs. Valentine and Pace are obligated to deliver to RIF an additional 107,918 and 262,805 of their Company shares, respectively. If such additional shares are delivered to RIF by Messrs. Valentine and Pace, RIF's ownership will increase to 75.5%.

         Beginning on April 29, 1993, RIF made a series of unsecured loans to the Company for working capital purposes. These loans totaled $7,200,000 in aggregate principal amount, provided for payment of interest at one half (.5) percent over the prime rate, and were all due in a single payment of principal and interest on July 5, 1994. In addition, in July 1993, RIF provided a $2,150,000 letter of credit to secure indebtedness of the Company to The Fifth Third Bank.

         On June 29, 1994 the Company consummated a transaction with RIF pursuant to which: (a) RIF loaned the Company $12,000,000, of which $7,000,000 was in the form of a term loan maturing July 1, 1999 and up to $5,000,000 was made available pursuant to a revolving credit facility terminating on June 1, 1996, each bearing interest at one half (.5) percent over the prime rate and secured by all of the personal property of the Company; (b) proceeds of the loans were used to pay all of the Company's indebtedness to The Fifth Third Bank, and $3,200,000 of principal and all accrued interest on the unsecured loans made by RIF described above, all of which were due and payable on July 5, 1994; (c) the Company issued 2,000,000 shares of Common Stock to RIF for a purchase price of $2.00 per share in exchange for cancellation of the $4,000,000 remaining principal of the unsecured loans made by RIF described above; (d) the Company issued a warrant to RIF for the purchase of 2,314,000 shares of Common Stock at a price of $3.0875 per share, which warrant expires on May 31, 2000; and (e) the $2,150,000 letter of credit described in the preceding paragraph was canceled.

         On September 2, 1994, the Company sold 55,000 shares of newly authorized Series C Preferred Stock (Preferred Stock), par value $.10 per share, to RIF for $5,500,000. The purchase price was paid by: (a) cancellation of $3,000,000 of the $7,000,000 term loan described above, and; (b) payment of $2,500,000 in cash by RIF to the Company. Proceeds of the sale are being used by the Company to buy out various equipment leases and for working capital. The Preferred Stock, which was subsequently transferred by RIF to an affiliate, pays cumulative cash dividends quarterly at the rate of $1.75 per share ($7.00 per share annually). If at any time dividends are in arrears by $3.50 per share or more, the holders of the Preferred Stock may elect one additional member of the Board of Directors to serve until full cumulative dividends on the Preferred Stock have been paid. The holders of the Preferred Stock are entitled to one vote per share on any matter on which holders of the Common Stock are entitled to vote. As to any such matter, the holders of the Preferred Stock shall vote with the holders of the Common Stock and not as a separate class.

         In respect of dividends or other distributions, upon liquidation, or otherwise, Preferred Stock shall rank (a) senior to all shares of Common Stock and to all other series of preferred stock of the Company authorized and issued subsequently and (b) junior to all presently outstanding shares of the Company's Series A Preferred Stock and on a parity with any outstanding shares of Series B Preferred Stock. The liquidation price of the Preferred Stock is $100 per share ("Liquidation Price"). In the event of a merger or consolidation of the Company that results in a change in control, the Company, or its successor in interest, shall be required to redeem the Preferred Stock. The redemption price for each share of Preferred Stock shall be an amount equal to the Liquidation Price plus all accrued and unpaid cumulative dividends thereon to the date fixed for redemption.


               APPROVAL OF THE APPOINTMENT OF INDEPENDENT AUDITORS
                    FOR THE FISCAL YEAR ENDING JUNE 30, 1997

         Subject to stockholder approval, the Board of Directors has appointed the firm of Coopers & Lybrand L.L.P., Certified Public Accountants, as independent auditors to make an examination of the financial statements of the

Company for the fiscal year ending June 30, 1997. Representatives of Coopers & Lybrand L.L.P. will not be present at the Annual Meeting of Stockholders.

         The Board of Directors of the Company believes the appointment of Coopers & Lybrand L.L.P. for the 1997 fiscal year to be in the best interest of the Company and recommends that it be approved. If the stockholders do not approve this appointment, other certified public accountants will be appointed by the Board.


                                 OTHER BUSINESS

         While management of the Company does not know of any matters which may be brought before the Meeting, other than as set forth in the Notice of Meeting, the proxy confers discretionary authority with respect to the transaction of any other business. It is expected that the proxies will be voted in support of management on any question which may properly be submitted to the Meeting.


                              STOCKHOLDER PROPOSALS

         Appropriate proposals of stockholders intended to be presented at the Company's 1997 Annual Meeting of Stockholders must be received by the Company by August 15, 1997 for inclusion in its Proxy Statement and form of proxy relating to that meeting.


                              SECTION 16 COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who beneficially own more than ten percent of the Company's stock, to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission (SEC) and the Nasdaq National Market System. Executive officers, directors and greater than ten percent beneficial owners are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

         Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during the fiscal year ended June 30, 1996 all of such filing requirements were timely satisfied.


                           ANNUAL REPORT ON FORM 10-K

         The Annual Report on Form 10-K for the fiscal year ended June 30, 1996 is being mailed to each stockholder of record together with this Notice of Annual Meeting of Stockholders, Proxy Statement and Proxy on or about October 4, 1996.


                                            By Order of the Board of Directors

                                            \s\ Dennis D. Sheets
                                            Secretary
Canal Fulton, Ohio
October 4, 1996